UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2023

Cann American Corp

(Exact name of registrant as specified in its charter)

Wyoming	000-53712	84-3208139
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

75 Union Ave., Rutherford, NJ 07070

(Address of Principal Executive Offices) (Zip Code)

(551)  285-4350

(Registrant’s telephone number, including area code)

320 Santana Drive #C, Cloverdale, CA 95425

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2023, the Company entered into a Binding Letter of Intent to acquire Prodigy Stem Cell, LLC as a wholly owned subsidiary of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2023, the Company completed the acquisition of Prodigy Stem Cell, LLC as a wholly owned subsidiary. Prodigy Stem Cell, LLC is a New Jersey based company focused on sales, marketing, and consulting for regenerative medicines.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, the Company appointed Peter Caruso as a Director of the Company. Mr. Caruso has over 20 years of business development experience and is the Founder of Prodigy Stem Cell, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cann American Corp

By:	/s/ Jason Tucker
Jason Tucker CEO

Date:  March 16, 2023

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